[ CYBER DEFENSE SYSTEMS LOGO]
Press Release
--------------------------------------------------------------------------------
              CYBER DEFENSE SYSTEMS ANNOUNCES NEW CFO AND APPOINTS
                        ADDITIONAL DIRECTOR TO THE BOARD

ST. PETERSBURG, Fla.- August 22, 2005 --Cyber Defense Systems, Inc. (OTCBB:CYDF), a designer and developer of next generation unmanned aerial vehicles (UAVs) and a subsidiary of Proxity, Inc. (PinkSheets: PRXT), announced today the promotion of David M. Barnes to Vice-President and CFO as well as the nomination of Frank Lively to the Cyber Board of Directors.

Mr. Barnes has been a special consultant to the Company since May 2004 in respect of all of its accounting, financial and SEC reporting matters. He initially spent 6 years in public accounting and has more than 30 years of administration, financial services and operations experience as a CFO and/or COO of numerous publicly held companies. Mr. Barnes is also a Director of three other public companies (SHLP, AUGB, RHSE) and serves on two audit and compensation committees.

Mr. Barnes' role will include broad financial leadership responsibility, entailing corporate finance, planning, budgeting and financial analysis for the entire Company, in addition to his responsibilities as head of corporate development. Mr. Barnes will continue to manage the accounting and treasury departments, and is responsible for financial reporting.

Cyber Defense, along with Techsphere Systems International ("TSI"), announced today the appointment of company officers to the other company's Board. Mr. Frank Lively has been appointed to fill a vacancy on the Board of Directors at Cyber Defense while TSI has appointed Cyber Defense board member Rear Admiral Stephen I. Johnson, U.S. Navy (Retired) to join the TSI Board.

Frank Lively studied Business Economics, with an emphasis in accounting at the University of Richmond. Before graduation, Mr. Lively accepted a marketing and sales job as a Maintenance Repair Specialist for General Electric Company. Later he developed an interest in insurance and went into the insurance claims business and worked as an adjuster and claims supervisor for Federated Mutual Ins. Co. After 10 years, he accepted a job to open a new office for Western Salvage and Appraisal Co., an insurance salvage company in Atlanta, GA. and led the company in sales and marketing from that office for 20 years. Mr. Lively served as the Regional Manager and completed his tenure with that company as the Vice President of Marketing. In 1985, Mr. Lively was the founder and served as the President and CEO of The Restoration Company (TRC), in Atlanta. TRC was called upon to perform restoration on buildings and contents in many areas of the world and was chosen to perform the cleanup and restoration of the New York World Trade Center twin towers following the massive terrorist led explosion that damaged both towers and several surrounding facilities. Mr. Lively led 110 of his trained supervisors in managing a work crew of 3,400 personnel working 24/7 in cleaning the two towers and all of their contents. In only 16 days, Governor Mario Cuomo inspected the work and pronounced the WTC clean and ready for occupancy once again. In 2002, Mr. Lively, one of the five founders and CFO of Techsphere Systems International, began a new career in the area of development and manufacture of spherical airships.

Rear Admiral Stephen I. Johnson, U.S. Navy (Retired) Navy career spanned 30 years and included such illustrious commands as Naval Sea Systems Command, Space and Naval Warfare Systems Command and Project Director, Navy Year 2000 Project. Subsequent to his naval service, Mr. Johnson has served commercial industry, government program offices, and educational institutions as a senior management consultant. Mr. Johnson is a graduate of Duke University (Physics) and the Major Program Managers Course, Defense Systems Management College. He is certified and served as a Department of Defense Major Acquisition Program Manager (Level III).

"We believe that these organizational changes provide Cyber the greatest opportunity to quickly evaluate progress on our business strategy and capitalize on new business opportunities," said Billy Robinson, CEO of Cyber Defense Systems. "David, Steve and Frank have made significant contributions to our organization and I'm pleased to see them join the company in these additional roles. We are excited to have Mr. Johnson join TSI, as we move forward under the terms of our exclusive option to acquire all of the outstanding shares of TSI. Mr. Johnson has a strong background in homeland defense, business management and is very familiar with the structure and function of our combined entities. As we continue to expand new initiatives, having a management team with hands-on, practical experience in building and running companies is critical to our advancement," added Mr. Robinson. TSI, President Mike Lawson, commented, "We are pleased with Mr. Johnson's decision to join the TSI board and we look forward to his years as a leader in the US Naval organization and his extensive business expertise as we build value in both of our companies. Having Mr. Johnson on our Board demonstrates Cyber & TSI commitment to building a world class organization."

About Cyber Defense Systems:

Cyber Defense Systems, Inc. is designing and building a new generation of UAV's. Cyber Defense also has the global government and military marketing rights to Techsphere Systems International's Spherical and Semi-spherical airships. Cyber Defense is currently marketing the airships and their CyberBug(TM) UAV's to various branches of the U.S. government and U.S. allies as multi-use platform vehicles capable of deployment in surveillance and communication operations. http://www.cduav.com

Cyber Defense Systems, Inc. (OTCBB: CYDF) is an operating subsidiary of Proxity, Inc. (Pink Sheets: PRXT).

About Proxity:

Proxity, Inc. is a developmental holding company specializing in the deployment and marketing of security protection technology and government contract fulfillment. With 18,750,000 shares in CYDF, Proxity is the Company's majority shareholder. Proxity seeks to acquire and develop security technology. The Company plans to enter into teaming and exclusive and nonexclusive marketing and distribution agreements with products developed for commercial, military and homeland defense. http://www.proxity.com

About Techsphere Systems International

Techsphere Systems International, located in Atlanta and Columbus, GA, is the manufacturer of low, mid and high altitude airships. Together with their teaming companies, Techsphere will design and build unique airship platforms for use in many areas including surveillance, the military and wireless communications. The current spherical airship design holds the world altitude record at over 20,000 feet. http://www.techsphere.us

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and those actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Contact:

Cyber Defense Systems, Inc                   Techsphere Systems, LLC
Billy Robinson, 727-577-0878                 Mike Lawson,  404-513-4602
billy@cduav.com                              mlawson@techsphere.us


TTC Group, Inc
Victor Allgeier, 212-227-0997
Info@ttcominc.com